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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the incorporation by reference in Registration Statement Nos. 333-131729 and 333-174086 on Form S-8 and Registration Statement No. 333-144043 on Form S-3 of our reports dated February 16, 2016, relating to the consolidated financial statements and financial statement schedules of Huntsman Corporation and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Huntsman Corporation for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 16, 2016

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  Exhibit 23.1